Exhibit 13(b)

SECTION 906 CERTIFICATION

I, Ellen M. Needham, President and Chief Executive Officer, and I, Bruce S. Rosenberg, Treasurer and Chief Financial Officer, of SPDR® Index Shares Funds (the “Trust”) each certify that:

1. This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Ellen M. Needham
Ellen M. Needham
President and Chief Executive Officer

Date:	June 5, 2020

By:	/s/ Bruce S. Rosenberg
Bruce S. Rosenberg
Treasurer and Chief Financial Officer

Date:	June 5, 2020